Exhibit 10.2

Execution Version

CREDIT AGREEMENT

Dated as of April 1, 2019

among

FIVE STAR SENIOR LIVING INC.,

as Borrower,

THE GUARANTORS NAMED HEREIN,

as Guarantors,

SENIOR HOUSING PROPERTIES TRUST,

as Lender

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of April 1, 2019 (this “Agreement”) among FIVE STAR SENIOR LIVING INC., a Maryland corporation (“FVE” or the “Borrower”), the entities listed on the signature pages hereof as “Guarantors” (the “Guarantors”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“SNH” and with its successors and assigns as Lender hereunder, the “Lender”).

WHEREAS, FVE, on behalf of itself and certain of its Subsidiaries, and SNH, on behalf of itself and certain of its Subsidiaries, have entered into a certain Transaction Agreement dated as of even date herewith (as amended, the “Transaction Agreement”) pursuant to which FVE and SNH have agreed to restructure their relationship; and

WHEREAS, FVE and SNH are entering into this Agreement contemporaneously with the Transaction Agreement, and pursuant to this Agreement SNH will provide a line of credit to FVE upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereby agree as follows.

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01  Certain Defined Terms.

(a)                                 Unless the context indicates otherwise, all terms used herein and not otherwise defined herein shall have the meanings provided for such terms in the Transaction Agreement.

(b)                                 As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means an account of the Borrower specified in writing to the Lender from time to time.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Collateral” means all “Collateral” and all “Mortgaged Property” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Lender and includes, without limitation, all Mortgaged Properties.

“Collateral Documents” means the Security Agreement, the Mortgages and any other agreement entered into by a Loan Party that creates or purports to create a Lien in favor of the Lender.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Dollars” and the “$” each means lawful currency of the United States of America.

“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.

“Environmental Action” means any enforcement action, suit, demand, demand letter, claim of liability, notice of non-compliance or violation, notice of liability or potential liability, investigation, enforcement proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health or safety from exposure to Hazardous Materials or to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation relating to pollution or protection of the environment, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Events of Default” has the meaning specified in Section 6.01.

“Good Faith Contest” means the contest of an item as to which:  (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Effect.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantors” has the meaning specified in the recital of parties to this Agreement.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Healthcare Asset” means any facility (including, without limitation, each skilled nursing facility, assisted living facility, memory care or independent living facility) which provides independent living or any level of geriatric care, nursing care, home care, medical care (including sub-acute care), assisted living, rehabilitative services or assistance with activities of daily living, whether or not licensed as a skilled-nursing facility, intermediate care facility, assisted living facility, personal care facility, outpatient clinic or hospital (including any long term acute care hospital), owned by the Borrower or any of its Subsidiaries.

“Indemnified Party” has the meaning specified in Section 7.06(a).

“Lender” has the meaning specified in the recitals of parties to this Agreement.

“Lender’s Account” means an account of the Lender specified in writing to the Borrower from time to time.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Liquidity”  means, as of any determination date, the amount of (a) unencumbered cash and cash equivalents of FVE, and (b) FVE’s available borrowing capacity under its revolving credit facilities or similar on-demand sources of liquidity (other than under this Agreement).

“Loan Documents” means (a) this Agreement, (b) the Collateral Documents and (c) each other agreement or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (but excluding any Transaction Documents), in each case, as amended.

“Loan Parties” means the Borrower and the Guarantors (each, a “Loan Party”).

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents or (c) the ability of the Loan Parties, taken as a whole, to perform their Obligations under the Loan Documents.

“Material Debt” means any Debt for Borrowed Money of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount of $10,000,000 or more or, in each case (i) whether or not the primary obligation of the applicable obligor, (ii) whether the subject of one or more separate debt instruments or agreements, and (iii) exclusive of Debt for Borrowed Money outstanding under this Agreement.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Mortgaged Properties” means the properties listed on Schedule I hereto.

“Mortgages” has the meaning specified in Section 3.01(a)(ii).

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind arising under the Loan Documents, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f).  Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Permitted Liens” means such of the following:  (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable or, if due and payable, not yet delinquent, or subject to a Good Faith Contest; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are either not overdue for a period of more than 30 days or are subject to a Good Faith Contest and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers’ compensation or unemployment laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (e) Tenancy Leases; and (f) deposits to secure trade contracts (other than for debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

“Post Petition Interest” has the meaning specified in Section 7.07(c).

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Primary Facility” means the Amended and Restated Credit Agreement dated as of February 24, 2017 by and among FVE and the subsidiaries of FVE identified therein as guarantors, Citibank, N.A., in its capacity as administrative agent and collateral agent, the financial institutions identified therein as lender parties and RBC Capital Markets, as syndication agent, with Citigroup Global Markets Inc. and

RBC Capital Markets as joint lead arrangers and joint book running managers, as amended, supplemented or otherwise modified from time to time, or such other facility as replaces or refinances such credit agreement.

“Real Property” means all right, title and interest of the Borrower and each of its Subsidiaries in and to any land and any improvements located thereon, together with all equipment, furniture, materials, supplies, personal property and all other rights and property within the scope of the definition of Mortgaged Property (as defined in any Mortgage) in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Responsible Officer” means, with respect to any Loan Party, any officer of, or any officer of any general partner or managing member of, such Loan Party, which officer has (a) responsibility for performing the underlying function that is the subject of the action required of such officer hereunder, or (b) supervisory responsibility for such an officer.

“Revolving Credit Advance” has the meaning specified in Section 2.01.

“Revolving Credit Commitment” means $25,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lender’s Revolving Credit Commitment at such time.

“Secured Obligations” means, collectively, the “Secured Obligations” as defined in the Security Agreement and the “Obligations” as defined in the Mortgages.

“Security Agreement” has the meaning specified in Section 3.01(a)(i).

“Subordinated Obligations” has the meaning specified in Section 7.07(a).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tangible Net Worth”  means as to a particular Person and date, the excess of total assets over total liabilities of such Person on such date, each as determined in accordance with GAAP, excluding, however, from total assets: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expense, (c) all reserves carried and not deducted from assets, (d) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any subsidiary, (e) deferred gain, and (f) any items not included in clauses (a) through (e) above that are treated as intangibles in conformity with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including all backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrower or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of any Healthcare Asset or other Real Property encumbered thereby for its intended purpose (excluding any lease entered into in connection with a sale and leaseback transaction).

“Termination Date” means the earlier of (a) January 1, 2020 or, if the Conversion Time is extended to 12:00:01 a.m. on January 1, 2021, then January 1, 2021, and (b) the date of termination in whole of the Revolving Credit Commitment pursuant to Section 6.01; provided, however, SNH, in its sole discretion without any obligation to do so, may extend the date set forth in clause (a) of this definition to a date that is not later than 1 year following the date otherwise provided for in such clause (a).

“Transaction Agreement” has the meaning specified in the recitals to this Agreement.

“Transaction Documents” means the Transaction Agreement and each other document (other than this Agreement or any other Loan Document) included in the definition of “Transaction Documents” provided in the Transaction Agreement.

“Unused Revolving Credit Commitment” means, with respect to the Lender at any date of determination, (a) the Lender’s Revolving Credit Commitment minus (b) the sum of the aggregate principal amount of all Revolving Credit Advances outstanding at such time.

SECTION 1.02  Computation of Time Periods; Other Definitional Provisions.  In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

ARTICLE II
AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES

SECTION 2.01  The Revolving Credit Advances.  The Lender agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Revolving Credit Advance not to exceed the Lender’s Unused Revolving Credit Commitment at such time.  Within the limits of the Lender’s Unused Revolving Credit Commitment and prior to the Termination Date, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.04 and reborrow under this Section 2.01.

SECTION 2.02  Making the Revolving Credit Advances.  Each borrowing hereunder shall be made on notice, given not later than 10:00 AM (Boston, Massachusetts time) one Business Day prior to the date of the proposed borrowing by the Borrower to the Lender.  Each such notice of a borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or e-mail, specifying therein the requested date and amount of such borrowing.  Upon fulfillment of the applicable conditions set forth in Article III, the Lender will make such funds available to the Borrower by wire transfer of immediately available funds to the Borrower’s Account.  Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

SECTION 2.03  Repayment of Revolving Credit Advances.  The Borrower shall repay to the Lender on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding, together with all accrued but unpaid interest and all other unpaid Obligations.

SECTION 2.04  Prepayments.  The Borrower may, upon not less than one Business Day’s notice to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Revolving Credit Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that each partial prepayment shall be not less than $25,000 or, if less, the amount of the Revolving Credit Advances outstanding.

SECTION 2.05  Interest.

(a)                                 Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to the Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at a rate per annum of 6.00%, payable monthly in arrears on the last day of each calendar month and on the date such Revolving Credit Advance shall be paid in full.

(b)                                 Default Interest.  Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to the Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum of 8.00% and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum of 8.00%.

SECTION 2.06  Payments and Computations.

(a)                                 The Borrower shall make each payment hereunder, without counterclaim or setoff, not later than 12:00 Noon (Boston, Massachusetts time) on the day when due in U.S. dollars to the Lender at the Lender’s Account in same day funds, with payments being received by the Lender after such time being deemed to have been received on the next succeeding Business Day.

(b)                                 All computations of interest shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.

(d)                                 Whenever any payment received by the Lender under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Lender under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Lender and applied by Lender to the Obligations in such order as the Lender may, in its sole discretion determine.

SECTION 2.07  Use of Proceeds.  The proceeds of the Revolving Credit Advances shall be available (and the Borrower agrees that it shall use such proceeds) for working capital needs and other general corporate purposes only; provided that such proceeds may not (directly or indirectly) be used to fund any Restricted Payment.

SECTION 2.08  Evidence of Debt.  The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Revolving Credit Advance from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.  This Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Revolving Credit Advances.

ARTICLE III
CONDITIONS OF LENDING

SECTION 3.01  Conditions Precedent to Initial Revolving Credit Advance.  The obligation of the Lender to make its initial Revolving Credit Advance hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with such initial Revolving Credit Advance:

(a)                                 The Lender shall have received on or before the day of such initial Revolving Credit Advance the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender:

(i)                                     A security agreement in form and substance satisfactory to Lender (as amended, the “Security Agreement”), duly executed by each Loan Party that owns Mortgaged Properties, together with evidence that all other action that the Lender may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

(ii)                                  With respect to each Mortgaged Property, deeds of trust, trust deeds and mortgages in form and substance satisfactory to the Lender (in each case, with such changes as may be required to account for local law matters and otherwise satisfactory in form and substance to the Lender) (as amended, the “Mortgages”), in each case duly executed by the appropriate Loan Party, together with such other consents, agreements and confirmations of lessors and third parties as the Lender may reasonably deem necessary or desirable, and evidence that all other action that the Lender may reasonably deem necessary or desirable in order to create, when recorded, valid first and subsisting Liens on the property described in each Mortgage, has been taken.

(iii)                               This Agreement duly executed by the Loan Parties and the other parties thereto.

(iv)                              Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender shall have reasonably requested.

(v)                                 Evidence of insurance reasonably satisfactory to the Lender.

SECTION 3.02  Conditions Precedent to Each Borrowing.  The obligation of the Lender to make a Revolving Credit Advance on the occasion of each borrowing hereunder (including the initial borrowing) shall be subject to the satisfaction of the conditions set forth in Section 3.01 (to the extent not previously satisfied pursuant to that Section) and the further conditions precedent that on the date of such borrowing, (A) the following statements shall be true and (B) the Lender shall have received (x) a Notice of Borrowing, for such borrowing, and (y) a certificate signed by a Responsible Officer of the Borrower dated the date of such borrowing stating that:

(i)                                     the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date (except that those that expressly relate to a prior date shall be true as though made on and as of such prior date), before and after giving effect to such borrowing, and, the application of the proceeds therefrom;

(ii)                                  no Default or Event of Default has occurred and is continuing, or would result from such borrowing, or from the application of the proceeds therefrom; and

(iii)                               the Loan Parties have no undrawn availability under the Primary Facility (if one is then in effect).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants as follows:

(a)                                 Organization and Powers; Qualifications and Good Standing.  Each Loan Party and each of its Subsidiaries and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)                                 Due Authorization; No Conflict.  The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement or instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) except for the Liens created under the

Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.  No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Authorizations and Consents.  Except for and the approval of any federal or state licensing agencies or permitting boards that may be required in connection with any change of ownership or other state or federal review process triggered by an exercise of certain remedies available to the Lender under this Agreement, the Guaranty or the other Loan Documents, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents, or (ii) the grant by any Loan Party (or the general partner or managing member of such Loan Party) of the Liens granted by it pursuant to the Collateral Documents.

(d)                                 Binding Obligation.  This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto.  This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)                                  Margin Regulations.  No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Revolving Credit Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(f)                                   Certain Governmental Regulations.  Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(g)                                  Creation of Liens; Ownership and Title.  Upon the completion of all filings, recordings and other actions necessary to perfect and protect the security interest in the Collateral, the Collateral Documents will create in favor of the Lender a valid Lien in the Collateral securing the payment of the Secured Obligations.  Each Guarantor has good, marketable and insurable fee simple title to each Mortgaged Property as to which it is identified as the owner in Schedule I free and clear of any Lien, except for Permitted Liens and the liens and security interests created under the Loan Documents.  The Loan Parties are the legal and beneficial owners of the other Collateral, free and clear of any Lien, except for Permitted Liens and the liens and security interests created under the Loan Documents.

(h)                                 Compliance with Laws.  Each Loan Party and each Subsidiary is in compliance with the requirements of all laws, rules and regulations, and all permits and licenses, applicable to it and its business, where the failure to so comply could reasonably be expected to result in a Material Adverse Effect.

ARTICLE V
COVENANTS OF THE LOAN PARTIES

SECTION 5.01  Affirmative Covenants.  From the date hereof until the Termination Date, or, if later, so long as any Revolving Credit Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than contingent indemnification obligations for which no claims have been asserted), or the Lender shall have any Revolving Credit Commitment hereunder, each Loan Party will:

(a)                                 Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders to which each of them is subject and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, rules, regulations and orders or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Payment of Taxes, Etc.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such Tax that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)                                  Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance (including, with respect to the Mortgaged Properties, the insurance required by the terms of the Mortgages) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.

(d)                                 Preservation of Partnership or Corporate Existence, Etc.  Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, in the case of Subsidiaries of the Borrower only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve such rights or franchises could not reasonably be expected to result in a Material Adverse Effect.

(e)                                  Visitation Rights.  At any reasonable time and from time to time, permit any of the Lender, or any agent or representatives thereof, upon reasonable prior notice and during regular business hours, to examine and make copies of and abstracts from the records and books of account of, and visit the Mortgaged Properties, and to discuss the affairs, finances and accounts of any Loan Party with any of their general partners, managing members, officers or directors and with their independent certified public accountants.

(f)                                   Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.

(g)                                  Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof, except in each case where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)                                 Further Assurances.

(i)                                     Promptly upon request by the Lender, correct, and cause each Loan Party to promptly correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii)                                  Promptly upon request by the Lender, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, account control agreements, mortgages, deeds of trust, trust deeds, assignments of leases and rents, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender, may reasonably require from time to time in order (A) to carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, to subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(iii)                               The Loan Parties acknowledge that the Lender may at any time in its sole discretion, file or record the Mortgages and other Collateral Documents in such filing or recording offices as the Lender may deem necessary or desirable in order to perfect and protect its Lien on the collateral described therein.  Without limiting the foregoing provisions of this Section 5.01(h), each Loan Party agrees to provide such affidavits, tax forms and filings pertaining to any applicable documentary stamp, intangible and mortgage recordation taxes as Lender may request in connection with such filing or recordation.

SECTION 5.02  Negative Covenants.  From the date hereof until the Termination Date, or, if later, so long as any Revolving Credit Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than contingent indemnification obligations for which no claims have been asserted), or the Lender shall have any Revolving Credit Commitment hereunder, no Loan Party will, at any time:

(a)                                 Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any Mortgaged Property except:

(i)                                     Liens created under the Loan Documents; and

(ii)                                  Permitted Liens.

(b)                                 Debt for Borrowed Money.  Create, incur, assume or suffer to exist, any Debt for Borrowed Money, except:

(i)                                     Debt for Borrowed Money under the Loan Documents;

(ii)                                  Debt for Borrowed Money under the Primary Facility;

(iii)                               Debt for Borrowed Money constituting letters of credit existing on the date hereof that were not issued under the Primary Facility, and any renewals or replacements of such letters of credit (including any increase of any amount available to be drawn under any such letter of credit, but reduced by the amount of any replacement letters of credit issued under the Primary Facility);

(iv)                              Debt for Borrowed Money outstanding on the date hereof and referenced in the Borrower’s Form 10-K filed for the year ending December 31, 2018, secured by a mortgage on a single property; and

(v)                                 Debt for Borrowed Money owed to any other Loan Party or any wholly-owned Subsidiary of any Loan Party, provided that, in each case, such Debt for Borrowed Money (y) shall be on terms reasonably acceptable to the Lender and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Lender, which promissory notes shall (unless payable to the Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents.

(c)                                  Mergers, Etc.  With respect to any Loan Party only, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person.

(d)                                 Restricted Payments. Except for Restricted Payments made by a Loan Party to another Loan Party, make any Restricted Payments if after giving effect to such Restricted Payment, (i) the Borrower’s Tangible Net Worth would be less than $100,000,000, or (ii) the Borrower’s Liquidity would be less than $20,000,000.

SECTION 5.03   Reporting Requirements.  From the date hereof until the Termination Date, or, if later, so long as any Revolving Credit Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than contingent indemnification obligations for which no claims have been asserted), or the Lender shall have any Revolving Credit Commitment hereunder, the Borrower will furnish to the Lender:

(a)                                 Default Notice.  As soon as possible and in any event within two Business Days after a Responsible Officer becomes aware of the occurrence of each Default, a statement of the Chief Financial Officer (or other Responsible Officer) of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b)                                 Other Information.  Promptly upon request, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Lender may from time to time reasonably request, including, without limitation, a Liquidity forecast for FVE.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 Failure to Make Payments When Due.  (i) The Borrower shall fail to pay any principal of any Revolving Credit Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Revolving Credit Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three (3) Business Days after the same becomes due and payable; or

(b)                                 Breach of Representations and Warranties.  Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document or Transaction Document shall prove to have been incorrect in any material respect when made; or

(c)                                  Breach of Certain Covenants.  Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(c), (d), (e) or (h), 5.02, or 5.03(a); or

(d)                                 Other Defaults under Loan Documents.  Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Lender; or

(e)                                  Cross Defaults.  (i) Any Loan Party or any Subsidiary thereof shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 30 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)                                   Insolvency Events.  Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)                                  Monetary Judgments.  Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party or Subsidiary and the insurer covering full payment of such unsatisfied amount and (B) such insurer, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h)                                 Unenforceability of Documents.  Any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or any material provision of any Transaction Document shall (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against FVE or any Subsidiary that is party to it, or FVE or such Subsidiary shall so state in writing; or

(i)                                     Security Failure.  Any Collateral Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof or because it has not been filed in the appropriate filing or recording office) cease to create a valid Lien on the Collateral purported to be covered thereby; or

(j)                                    Default under a Transaction Document.  FVE or any Subsidiary thereof shall fail to perform or observe any material term, covenant or agreement contained in any Transaction Document on its part to be performed or observed beyond any applicable grace or notice period provided for therein;

then, and in any such event, the Lender (i) may by notice to the Borrower, declare the Revolving Credit Commitment of the Lender and the obligations of the Lender to make Revolving Credit Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Revolving Credit Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Revolving Credit Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under any Bankruptcy Law, (y) the Revolving Credit Commitment of the Lender and the obligation of the Lender to make Revolving Credit Advances shall automatically be terminated and (z) the Revolving Credit Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII
GUARANTY

SECTION 7.01  Guaranty; Limitation of Liability.

(a)                                 Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Lender in enforcing any rights under this Agreement or any other Loan Document.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.  This Guaranty is and constitutes a guaranty of payment and not merely of collection.

(b)                                 Each Guarantor and the Lender hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Guarantors and the Lender hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)                                  Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender under or in respect of the Loan Documents.

SECTION 7.02  Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto.  The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)                                     any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise;

(iii)                               any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(iv)                              any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(v)                                 any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(vi)                              any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Lender (each Guarantor waiving any duty on the part of the Lender to disclose such information);

(vii)                           the failure of any other Person to execute or deliver this Agreement, any other Loan Document, or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(viii)                        any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03  Waivers and Acknowledgments.  (a)  Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

(b)                                 Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)                                  Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)                                 Each Guarantor acknowledges that the Lender may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Lender against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e)                                  Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Lender.

(f)                                   Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04  Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claims have been asserted), and the Revolving Credit Commitment shall have expired or been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the termination of the Revolving Credit Commitment, such amount shall be received and held in trust for the benefit of the Lender, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.  If (i) any Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash (other than contingent indemnification obligations for which no claims have been asserted), and (iii) the termination of the Revolving Credit Commitment shall have occurred, the Lender will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 7.05  Indemnification by Guarantors

(a)                                 Without limitation on any other Obligations of any Guarantor or remedies of the Lender under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender, and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b)                                 Each Guarantor hereby also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, incidental, indirect, consequential or punitive damages arising out of or otherwise relating to the Revolving Credit Facility, the actual or proposed use of the proceeds of the Revolving Credit Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

SECTION 7.06  Subordination.

(a)                                 Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.06.

(b)                                 Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Lender otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c)                                  In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lender shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(d)                                 After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(e)                                            After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.07  Continuing Guaranty.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than contingent indemnification obligations for which no claims have been asserted), and (ii) the termination of the Revolving Credit Commitment, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01  Amendments, Etc.  No amendment of any provision of this Agreement or any other Loan Document shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower or any applicable Loan Party.  No waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.02  Notices, Etc.

(a)                                           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of delivery sent by the sender’s machine or computer, in the case of a notice by telecopier or electronic mail, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day; provided, however, that notices and communications to the Lender pursuant to Article II or pursuant to the Collateral Documents shall not be effective until received by the Lender.

(b)                                           All such notices shall be addressed,

if to any Loan Party, to:

Five Star Senior Living Inc.
400 Centre Street
Newton, Massachusetts 02458
Attn:  Katherine E. Potter, President
Telecopier No. (617) 796-8227
E-Mail:  kpotter@5ssl.com

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Attn:  Stephen Moeller-Sally
E-Mail:  ssally@ropesgray.com

If to the Lender, to:

Senior Housing Properties Trust
Two Newton Place, Suite 300
255 Washington Street
Newton, Massachusetts 02458
Attn:  Jennifer F. Francis, President
E-Mail:  JFrancis@rmrgroup.com

with a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109
Attn:  Nicole Rives
E-Mail:  nrives@sandw.com

(c)                                            By notice given as herein provided, the parties and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice.

SECTION 8.03  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04  Costs and Expenses.

(a)                                           Each Loan Party agrees jointly and severally to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto).

(b)                                           Except as set forth in Section 8.04(a), each party hereto shall bear its own costs of preparing, executing and delivering and administering the Loan Documents; (including, without limitation, in the case of the Lender, (A) all due diligence, collateral review, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the reasonable fees and expenses of counsel for the Lender with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising the Lender as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents).

(c)                                            Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Revolving Credit Facility, the actual or proposed use of the proceeds of the Revolving Credit Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(c) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated.  Each Loan Party also agrees not to assert any claim against the Lender or any of its affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, incidental, consequential or punitive damages arising out of or otherwise relating to the Revolving Credit Facility, the actual or proposed use of the proceeds of the Revolving Credit Advances the Loan Documents or any of the transactions contemplated by the Loan Documents.

(d)                                           Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Section 7.05 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 8.05  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Lender and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION 8.06  Assignments.

(a)                                           The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Revolving Credit Advances owing to it) with the consent of the Borrower, except that the Borrower’s consent shall not be required for assignments (i) following and during the continuance of an Event of Default, (ii) to an Affiliate of the Lender or (ii) to any successor of the Lender in connection with a merger involving the Lender or a sale of substantially all of the Lender’s assets.

(b)                                           The Lender may, in connection with any assignment or proposed assignment pursuant to this Section 8.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties (or any of them) furnished to the Lender by or on behalf of any Loan Party.

(c)                                            Notwithstanding any other provision set forth in this Agreement, the Lender may at any time pledge or assign, or grant a security interest in all or any portion of its rights under this Agreement.

SECTION 8.07  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or by email with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 8.08  Severability.  In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

SECTION 8.09  Usury Not Intended.  It is the intent of the Borrower and the Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Revolving Credit Advances of the Lender including such applicable laws of The Commonwealth of Massachusetts and the United States of America from time to time in effect.  In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, taken, charged, received, reserved or paid under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts contracted for, taken, charged, received, reserved or paid on the Revolving Credit Advances, include amounts which, by applicable law, are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and, the Lender receiving the same shall credit the same on the principal of the Obligations of the Borrower under the Loan Documents (or if such Obligations shall have been paid in full, refund said excess to the Borrower).  In the event that the Obligations of the Borrower under the Loan Documents are accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal of the Obligations of the Borrower under the Loan Documents (or, if such Obligations shall have been paid in full, refunded to the Borrower).  In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lender shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Revolving Credit Facility all amounts considered to be interest under applicable law at any time contracted for, taken, charged, received, reserved or paid in connection with the Obligations of the Loan Parties under the Loan Documents.  The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

SECTION 8.10  Release of Collateral.  Upon the latest to occur of (i) the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claims have been asserted) and (ii) the termination of the Revolving Credit Commitment, the Liens granted by the Collateral Documents shall terminate and all rights to the Collateral shall revert to the applicable Loan Party.  Upon any such termination, the Lender will, at the Borrower’s expense, execute and deliver to the applicable Loan Parties such documents as such Loan Parties shall reasonably request to evidence such termination.

SECTION 8.11  Arbitration.  The provisions of Section 6.1 of the Transaction Agreement are incorporated by reference into this Agreement in their entirety, mutatis mutandis.

SECTION 8.12  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

SECTION 8.13  No Fiduciary Duties.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, or any affiliate thereof, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions.  Each Loan Party agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

SECTION 8.14  LIABILITY OF TRUSTEES, ETC.  THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SNH, DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME “SENIOR HOUSING PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SNH SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SNH. ALL PERSONS DEALING WITH SNH, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SNH FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

FIVE STAR SENIOR LIVING INC.,
a Maryland corporation

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

GUARANTORS:

FIVE STAR QUALITY CARE — NS OWNER, LLC, a Maryland limited liability company

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

FIVE STAR QUALITY CARE — NS OPERATOR, LLC, a Maryland limited liability company

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

FIVE STAR QUALITY CARE — OBX OWNER, LLC, a Maryland limited liability company

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

FIVE STAR QUALITY CARE — OBX OPERATOR, LLC, a Maryland limited liability company

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

[Signature Page to Credit Agreement]

MORNINGSIDE OF GREENSBORO, LLC,
a Delaware limited liability company

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

MORNINGSIDE OF ALABAMA, L.P.
a Delaware limited partnership
By:	LifeTrust America, Inc., a Tennessee corporation,
as its general partner

By:	/s/ Katherine Potter
Name: Katherine Potter
Title: President

[Signature Page to Credit Agreement]

LENDER:

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Jennifer F. Francis
Name: Jennifer F. Francis
Title: President

[Signature Page to Credit Agreement]

SCHEDULE I

Mortgaged Properties

Owner	Property
Morningside of Alabama, L.P.	Morningside of Auburn 871 Twin Forks Avenue Auburn, AL 36830
Five Star Quality Care — OBX Owner, LLC	Carriage House Senior Living Community 3896 North Elm Street Greensboro, NC 27455
Morningside of Greensboro, LLC	Morningview at Irving Park 3200 North Elm Street Greensboro, NC 27408
Five Star Quality Care — OBX Owner, LLC	Forest Heights Senior Living Community 2500 Polo Ridge Court Winston-Salem, NC 27106
Five Star Quality Care - NS Owner, LLC	The Devon Senior Living 445 North Valley Forge Road Devon, PA 19333
Five Star Quality Care - OBX Owner, LLC	The Legacy of Anderson Senior Living Community 3501 North Highway 81 Anderson, South Carolina 29621